Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 27, 2008 relating to the financial statements which appear in XTL Biopharmaceuticals Ltd's Annual Report on Form 20-F for the year ended December 31, 2007.

/s/ Kesselman & Kesselman

Kesselman & Kesselman
Certified Public Accountant (Isr.)
A member of PricewaterhouseCoopers
International Limited

Tel Aviv, Israel
October 28, 2008